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                                                       EXHIBIT 3.1

                                    RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                               HEXCEL CORPORATION
                      (FORMERLY HEXCEL MERGER CORPORATION)


          HEXCEL CORPORATION, a corporation organized and existing by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

          FIRST: Hexcel Corporation was originally incorporated in the State of Delaware as HEXCEL MERGER CORPORATION on March 2, 1983. On May 2, 1983, an Agreement of Merger was filed with the State of Delaware, whereby Hexcel Corporation, a California corporation, was merged with and into Hexcel Merger Corporation, and the name of Hexcel Merger Corporation was changed to Hexcel Corporation.

          SECOND: This Restated Certificate of Incorporation of Hexcel Corporation attached hereto as Appendix A is made and filed pursuant to an order of the United States Bankruptcy Court, Northern District of California, dated January 10, 1995 in IN RE HEXCEL CORPORATION Case No. 93-48535-T under title
11 of the United States Code, a copy of which is attached hereto.

          THIRD: Among the changes from the previous Certificate of Incorporation are the following:

               1)   The initial number of directors has been set at nine.

               2) The proportion of shares required to change the number of directors within the authorized range has been lowered from 75% to a majority

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                    of the voting power of the Corporation.

               3) Section 6.2(a), which provided for classification of the directors, has been deleted.

               4) Section 6.3 has been amended to provide that a director may be removed from office without cause by the affirmative vote of a majority of the voting power of the Corporation.

               4) Section 6.5, which required a demand by a stockholder in order to vote for directors by a written ballot, has been deleted.

               5) Section 8, which required a supermajority vote for certain business combinations and other transactions, has been deleted.


               6) Section 9.1 (restated as Section 8.1), which required the affirmative vote of 75% of the voting power of the Corporation to adopt, amend, or repeal certain By-laws, has been amended to lower the proportion of shares required to effectuate such actions to a majority of the voting power of the Corporation.

               7) The provisions of Section 9.2 (restated as Section 8.2) which required the affirmative vote of 75% of the voting power of the Corporation to adopt, amend or repeal certain provisions of the Certificate of

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                    Incorporation and to adopt any cumulative voting provisions, have been deleted.

               8) The Series A Junior Participating Preferred, previously authorized pursuant to a Board of Director's resolution, is no longer authorized.

          FOURTH:   As a result of the filing of this Certificate, the total
number of shares which the Company is authorized to issue shall be changed in accordance with the attached plan of reorganization from 20,450,000, consisting of 450,000 shares of Preferred Stock without par value and 20,000,000 shares of Common Stock with par value of $.01 per share, into 41,500,000 authorized shares, consisting of 1,500,000 shares of Preferred Stock without par value and 40,000,000 shares of Common Stock with par value of $.01 per share. The Corporation shall not issue nonvoting equity securities; PROVIDED, HOWEVER, that any series of Preferred Stock having the right, voting separately as a class, to elect any directors of the Corporation if and when dividends payable on such shares of Preferred Stock shall have been in arrears and unpaid for a specified period of time shall not be deemed nonvoting equity securities.

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          IN WITNESS WHEREOF, Hexcel Corporation has caused this Restated
Certificate of Incorporation to be signed by John J. Lee, its Chairman of the Board of Directors, and attested by Rodney P. Jenks, Jr., its Secretary, this 9th day of February, 1995.

                         HEXCEL CORPORATION, a Delaware
                         corporation


                         By /s/ John J. Lee
                            ---------------------------------
                           John J. Lee
                           Chairman of the Board of Directors

ATTEST:


/s/ Rodney P. Jenks, Jr
- -------------------------------
Rodney P. Jenks, Jr., Secretary

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                                                                      APPENDIX A

                                    RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                               HEXCEL CORPORATION


          1.   NAME.  The name of this Corporation is

                               HEXCEL CORPORATION.

          2. REGISTERED AGENT. The address in the State of Delaware of the registered office of the Corporation is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the name of its registered agent at that address is The Corporation Trust Company.

          3. PURPOSE. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

          4. CAPITALIZATION. The total number of shares which the Corporation is authorized to issue is 41,500,000, consisting of 1,500,000 shares of Preferred Stock without par value (hereinafter in this Certificate called the "Preferred Stock"), and 40,000,000 shares of Common Stock with par value of $.01 per share (hereinafter in this Certificate called the "Common Stock"). The rights, preferences, privileges and restrictions granted to or imposed on the Preferred Stock and the Common Stock, and the holders thereof, are set forth in Sections 5 through 8 hereof, inclusive. Notwithstanding anything to the contrary contained herein, the Corporation shall not issue nonvoting equity securities; PROVIDED, HOWEVER, that any series of Preferred Stock designated pursuant to Section 5 hereof as having the right, voting separately as a class, to elect any directors of the Corporation if and when dividends payable on such shares of Preferred Stock shall have been in arrears and unpaid for a specified period of time (such directors to be in addition to the number of directors constituting the Board of Directors immediately prior to the accrual of such right) shall not be nonvoting equity securities for purposes of this Section 4.

          5. PREFERRED STOCK. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock, including

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without limiting the generality of the preceding clause, the authority to fix or alter the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, and the liquidation preference of said shares. The Board of Directors is further authorized to determine or alter the number of shares of Preferred Stock constituting any such series and the designation thereof, and to increase or decrease the number of any series subsequent to the issue of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

          6.   DIRECTORS.

          6.1 NUMBER OF DIRECTORS. Except as provided in any certificate filed pursuant to Section 151(g) of the General Corporation Law of Delaware designating the number of shares of Preferred Stock to be issued and the rights, preferences, privileges and restrictions granted to and imposed on the holders of such designated Preferred Stock, as permitted by Section 5 hereof, the authorized number of directors of the Corporation shall be not less than eight
(8) nor more than fifteen (15). The initial number of directors is fixed at nine (9). Commencing after the first annual meeting of the stockholders of the Corporation held after the adoption of this Restated Certificate of Incorporation, the exact number of directors within such range may be changed from time to time by an amendment to the By-Laws duly adopted by the Board of Directors or by the holders of a majority of the outstanding shares authorized to vote, provided that the number of directors may be changed earlier only to the extent and as provided in the By-Laws.

          6.2 PREFERRED STOCK TERMS. Notwithstanding any other provision of this Section 6, whenever the holder of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies, removal and other features of such directorships shall be governed by the terms of this Certificate of Incorporation applicable thereto, and by the terms of any certificate filed pursuant to Section 151(g) of the General Corporation Law of Delaware designating the number of shares of Preferred Stock to be issued and the rights, preferences, privileges and restrictions granted to and imposed on the holder of such designated Preferred Stock, as permitted by Section 5 hereof.

          6.3 REMOVAL OF DIRECTORS. Except as provided in Subsection 6.2 hereof, a director may be removed from office at

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any time, with or without cause, and only by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote at an election of directors. No reduction in the number of directors shall have the effect of removing any director prior to the expiration of his term.

          6.4 VACANCIES. Except as provided in Subsection 6.2 hereof, any vacancies in the Board of Directors for any reason, and any newly created directorships resulting from any increase in the number of directors, may be filled by the Board of Directors, acting by a majority of the directors then in office, although less than a quorum; and any directors so chosen shall hold office until the next election of directors, and until their successors shall be elected and qualified.

          6.5 MANAGEMENT BY DIRECTORS. The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

          (a) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

          (b) In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the statutes of Delaware, this Certificate of Incorporation, and any By-Laws duly adopted by the stockholders, provided, however, that no By-Laws hereafter adopted or amended by the stockholders shall invalidate any prior act of the directors which would have been valid if such By-Laws had not been adopted or amended.

          7. ACTION BY STOCKHOLDERS; SPECIAL MEETINGS; VOTING. All action required or permitted to be taken by the Corporation's stockholders must be effected at a duly called annual or special meeting (and may not be effected by written consent in lieu thereof). Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by the Board of Directors, the Chairman of the Board of Directors, the Chief Executive Officer, the President, or by a committee of the Board of Directors which has been duly designated by the Board of Directors and whose powers and authority, as provided in a resolution of the Board of Directors or in the By-Laws of the Corporation, include the power to call such meetings, or by any stockholder or stockholders holding in the aggregate in excess of 25% of the outstanding common stock of the Corporation, and for any purpose or purposes; provided, however, that no such meeting may be held for the purpose of election or removal without cause of directors, and no amendment

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of this Certificate of Incorporation or of the By-laws of the Corporation which would have the effect of modifying or permitting the circumvention of this proviso may be adopted, earlier than the expiration of the nine month period after the adoption of this Restated Certificate of Incorporation (except as authorized by Section 5 of the By-laws of the Corporation). If, and to the extent that any special meeting of stockholders may be called by any other person or persons specified in any provisions of the Certificate of Incorporation or any amendment thereto or in any certificate filed under Section 151(g) of the Delaware General Corporation Law (or its successor statute as in effect from time to time hereafter) then such special meeting may also be called by such person or persons in the manner, at the times and for the purposes so specified. Except as provided in this Certificate of Incorporation or as otherwise provided in the By-laws or by law, a stockholder shall be entitled to one vote for each share held of record on the record date fixed for the determination of the stockholders entitled to vote at a meeting or, if no such date is fixed, the date determined in accordance with law. If any share is entitled to more or less than one vote on any matter, all references herein to a majority or other proportion of shares shall refer to a majority or other proportion of the voting power of holders of shares entitled to vote on such matter.

          8.   AMENDMENT OF CERTIFICATE AND BY-LAWS.

          8.1 BY-LAWS. New By-Laws of the Corporation may be adopted or the By-Laws of the Corporation may be amended or repealed by a vote of either a majority of the directors of the Corporation or the holders of a majority of the outstanding shares authorized to vote; PROVIDED, HOWEVER, that any By-Laws concerning the election or removal of directors, the range of the number of directors and the method of fixing such range, the filling of vacancies on the Board of Directors, the prohibition of action by the stockholders without a meeting, the calling of special meetings of the stockholders, and the method of adopting, amending or repealing of By-Laws may not be amended, adopted or repealed, nor shall any other By-Law be amended, adopted or repealed which will have the effect of modifying or permitting the circumvention of such By-Laws unless such adoption, amendment or repeal is approved by the affirmative vote of the holders of a majority of the outstanding shares authorized to vote.

          8.2 CERTIFICATE. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereinafter prescribed by statute, and all rights conferred to stockholders herein are granted subject to this reservation.

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          9.   DIRECTORS' LIABILITY; INDEMNIFICATION.

          9.1 ELIMINATION OF CERTAIN LIABILITY OF DIRECTORS. A director of the Corporation shall not be personally liable to the Corporation or its stockholders, including for monetary damages for breach of fiduciary duty as a director, to the fullest extent authorized by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (but, with respect to any acts or omissions of such director occurring prior to such amendment, only to the extent that such amendment further limits or eliminates the liability of directors than said law permitted the Corporation to provide prior to such amendment). Notwithstanding the foregoing, a director's liability is not limited with respect to any of the following actions unless permitted by an amendment hereafter of either the General Corporation Law of the State of Delaware or this provision: (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the General Corporation Law of the State of Delaware (regarding unlawful dividends or redemptions) or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of any portion or all of these provisions shall have any effect to expand the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

          9.2  INDEMNIFICATION AND INSURANCE.

          (a) RIGHT TO INDEMNIFICATION OF DIRECTORS AND OFFICERS. Each person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative,

               (1)  is or was a director or officer of the  Corporation, or

               (2) is or was a director or officer of the Corporation and is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee

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or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (but, with respect to any acts or omissions occurring prior to such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, excise taxes or penalties under the Employee Retirement Income Security Act of 1974, as amended, and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; PROVIDED, HOWEVER, that, except as provided in Subsection 9.2(c) hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section 9.2 and the elimination of certain liability provided in Section 9.1 are intended to create contractual obligations of the Corporation which cannot be modified except with respect to actions, suits or proceedings accruing subsequent to any modification. This right to indemnification shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; PROVIDED, HOWEVER, that, if the General Corporation Law of the State of Delaware requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section 9.2 or otherwise.

          (b) RIGHT TO INDEMNIFICATION OF OTHER EMPLOYEES AND AGENTS. The Corporation shall provide indemnification, with the same scope and effect as the indemnification of directors and officers provided in Subsection 9.2(a), to other employees and agents of the Corporation or to a person who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, PROVIDED, HOWEVER, that such indemnification shall only be made upon a determination (in accordance with the General Corporation Law of the State of

                                        6

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Delaware) that the employee or agent has met the standard of conduct which makes such indemnification permissible under such Law and, if the Company so requires, only upon delivery of an undertaking, by or on behalf of such employee or agent, to repay all amounts so advanced if it shall ultimately be determined that such employee or agent is not entitled to be indemnified under this Section 9.2 or otherwise.

          (c) RIGHT OF CLAIMANT TO BRING SUIT. If a claim for indemnification under either Subsection 9.2(a) or 9.2(b) is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the director, officer, employee or agent so entitled may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall also be entitled to be paid the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim under Section 9.2(a) for advancement of expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law of the State of Delaware for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action for advancement of expenses under Subsection 9.2(a) or create a presumption that such claimant has not met the applicable standard of conduct.

          (d) NON-EXCLUSIVITY OF RIGHTS. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section 9.2 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this Certificate of Incorporation, By-Law, agreement, vote of stockholders or disinterested directors or otherwise.

          (e) INSURANCE. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or other corporation, partnership, joint venture, trust or other

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enterprise against any such expense, liability or loss, whether or not the
Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

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